Curtiss-Wright Corporation, Page 1

Exhibit 99.1
NEWS RELEASE

CURTISS-WRIGHT REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS AND RAISES FULL-YEAR 2026 GUIDANCE

DAVIDSON, N.C. – November 4, 2026 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights:
•Reported sales of $953 million, up 10%, operating income of $188 million, operating margin of 19.7%, and diluted earnings per share (EPS) of $3.77;
•Adjusted operating income of $189 million, up 11%;
•Adjusted operating margin of 19.9%, up 30 basis points;
•Adjusted diluted EPS of $3.94, up 16%;
•Free cash flow (FCF) of $157 million, generating 108% FCF conversion;
•Total share repurchases of $352 million;
•New orders of $1.1 billion, up 15%, reflected a 1.1x book-to-bill; and
•Backlog of $4.6 billion, up 12% year-to-date.

Raised Full-Year 2026 Adjusted Financial Outlook:
•Sales increased to new range of 8% to 10% growth (previously 8% to 9%), reflecting continued strong growth in the Aerospace & Defense (A&D) and Commercial end markets;
•Operating income increased to new range of 12% to 14% growth (previously 11% to 13%);
•Operating margin increased to new range of 19.2% to 19.4%, now up 60 to 80 basis points compared with the prior year (previously 19.1% to 19.3%, up 50 to 70 basis points);
•Diluted EPS increased to new range of $15.40 to $15.60, now up 16% to 18% (previously $15.10 to $15.40, up 14% to 16%); and
•FCF increased by $10 million to new range of $595 to $615 million, which continues to reflect greater than 105% FCF conversion.

"Curtiss-Wright delivered a strong third quarter, highlighted by double-digit growth in both revenue and operating income, and mid-teens growth in adjusted diluted EPS, as we continue to execute on the strength of our product portfolio,” said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "Orders increased 15% year-over-year, primarily driven by continued strong demand in defense electronics and growth across all of our A&D markets, reinforcing our confidence in our ability to deliver consistent and durable future growth. Based on our strong year-to-date performance, we have raised our full-year guidance for all major financial metrics. We now anticipate sales growth of 8% to 10%, along with improved profitability across all three segments, as our Pivot to Growth Strategy continues to build momentum."

"We also remain committed to deploying our strong balance sheet to support disciplined and strategic capital allocation. We are on track to deliver near-record share repurchases in 2026 and continue to drive internal investments to support our future growth, which underscores our confidence in the business and our commitment to delivering consistent and superior results for our shareholders."

Curtiss-Wright Corporation, Page 2

Third Quarter 2026 Operating Results

(In millions)	Q3-2026	Q3-2025	Change
Reported
Sales	$953	$869	10%
Operating income	$188	$166	13%
Operating margin	19.7%	19.1%	60 bps

Adjusted (1)
Sales	$953	$869	10%
Operating income	$189	$170	11%
Operating margin	19.9%	19.6%	30 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $953 million increased 10% compared with the prior year;
•Total A&D market sales increased 9%, while total Commercial market sales increased 11%;
•In our A&D markets, we experienced strong growth in the defense markets, principally driven by higher revenues on various fighter jet and helicopter programs in aerospace defense and higher submarine revenues in naval defense, as well as higher OEM sales growth in the commercial aerospace market;
•In our Commercial markets, strong growth in the power & process market was driven by higher sales of commercial nuclear solutions, while higher sales in the general industrial market reflected strong growth in industrial vehicle products; and
•Adjusted operating income of $189 million increased 11%, while Adjusted operating margin increased 30 basis points to 19.9%. This performance was driven by favorable absorption on higher revenues in all three segments and the benefits of the Company's restructuring initiatives, partially offset by unfavorable mix of products in the Defense Electronics segment.

Curtiss-Wright Corporation, Page 3
Third Quarter 2026 Segment Performance

Aerospace & Industrial

(In millions)	Q3-2026	Q3-2025	Change
Reported
Sales	$282	$248	14%
Operating income	$53	$45	18%
Operating margin	19.0%	18.3%	70 bps

Adjusted (1)
Sales	$282	$248	14%
Operating income	$55	$46	19%
Operating margin	19.4%	18.6%	80 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $282 million, up $34 million, or 14%;
•Growth in the aerospace defense market primarily reflected increased sales of actuation equipment and sensors products supporting various fighter jet programs;
•Commercial aerospace market revenue growth reflected higher OEM sales of sensors products and surface treatment services on narrowbody and widebody platforms;
•Growth in the general industrial market reflected the benefit of higher sales of industrial vehicle products serving domestic on-highway and global off-highway vehicle platforms; and
•Adjusted operating income was $55 million, up 19% from the prior year, while Adjusted operating margin increased 80 basis points to 19.4%, driven by favorable absorption and mix of products on higher revenues and the benefits of the Company's restructuring initiatives, which more than offset higher investment in research and development.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q3-2026	Q3-2025	Change
Reported
Sales	$259	$253	2%
Operating income	$70	$74	(5%)
Operating margin	27.0%	29.2%	(220 bps)

Adjusted (1)
Sales	$259	$253	2%
Operating income	$70	$74	(5%)
Operating margin	27.0%	29.2%	(220 bps)
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $259 million, up $6 million, or 2%;
•Aerospace defense market revenue growth reflected increased sales of embedded computing equipment supporting various helicopter and international fighter jet programs, partially offset by the timing of production on unmanned aerial vehicle (UAV) programs;
•Growth in the ground defense market was primarily driven by increased sales of turret drive stabilization systems to various international customers, while sales of tactical communications equipment were essentially flat year-over-year;
•Lower commercial aerospace market revenues reflected the timing of sales of avionics equipment to OEM customers; and
•Adjusted operating income was $70 million, down 5% from the prior year, while Adjusted operating margin decreased 220 basis points to 27.0%, as favorable absorption on higher revenues was more than offset by unfavorable mix of products and higher investment in research and development.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q3-2026	Q3-2025	Change
Reported
Sales	$412	$368	12%
Operating income	$76	$58	32%
Operating margin	18.5%	15.7%	280 bps

Adjusted (1)
Sales	$412	$368	12%
Operating income	$76	$61	25%
Operating margin	18.6%	16.6%	200 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $412 million, up $44 million, or 12%;
•Revenue growth in the naval defense market was driven by the timing of production on the Columbia-class and Virginia-class submarine programs, in addition to higher aftermarket revenue supporting aircraft carrier refueling and overhaul projects;
•Growth in the aerospace defense market reflected higher sales of arresting systems equipment supporting various domestic and international customers;
•Power & process market revenue growth primarily reflected increased sales of commercial nuclear solutions supporting next-generation advanced reactors, as several projects transition from development into the initial prototype stage, as well as higher government nuclear revenues; and
•Adjusted operating income was $76 million, up 25% from the prior year, while Adjusted operating margin increased 200 basis points to 18.6%, driven by favorable absorption and mix of products on higher revenues.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q3-2026	Q3-2025	Change
Net cash provided by operating activities	$180	$193	(6%)
Net capital expenditures	(23)	(17)	(36%)
Free cash flow	$157	$176	(11%)

•Free cash flow of $157 million decreased $19 million, as higher capital investments and higher tax payments more than offset higher cash earnings.

New Orders and Backlog
•New orders of $1.1 billion increased 15% compared with the prior year driven by strong demand across all of the Company's defense markets, as well as continued order growth in the commercial aerospace and general industrial end markets; and
•Backlog of $4.6 billion, up 12% from December 31, 2025, reflecting higher demand across the A&D and Commercial markets.

Share Repurchase and Dividends
•During the third quarter, the Company repurchased approximately 538,000 shares of its common stock for approximately $352 million and remains on track to repurchase a total of $460 million in shares in 2026, in-line with last year's record $466 million buyback program;
•In September 2026, the Company's Board of Directors authorized an additional $510 million for future share repurchases, increasing the total available authorization to $700 million. Entering 2027, the Company expects to have remaining open repurchase authorization of $600 million; and
•During the third quarter, the Company declared a quarterly dividend of $0.26 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2026 Guidance

The Company is updating its full-year 2026 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2026 Adjusted Non-GAAP Guidance (Prior)	2026 Adjusted Non-GAAP Guidance (Current)	Change vs 2025 Adjusted (Current)
Total Sales	$3,768 - $3,813	$3,795 - $3,840	Up 8 - 10%
Operating Income	$720 - $736	$731 - $744	Up 12 - 14%
Operating Margin	19.1% - 19.3%	19.2% - 19.4%	Up 60 - 80 bps
Diluted EPS	$15.10 - $15.40	$15.40 - $15.60	Up 16 - 18%
Free Cash Flow(2)	$585 - $605	$595 - $615	Up 8 - 11%
(1)Reconciliations of Reported to Adjusted 2025 operating results and 2026 financial guidance are available in the Appendix, and exclude first-year purchase accounting costs associated with prior-year acquisitions, costs associated with both our FY24 and FY26 Restructuring Programs, and gains/losses associated with recording equity securities held for investment purposes at fair value.
(2)2026 Free Cash Flow guidance includes higher year-over-year growth in capital expenditures supporting growth and efficiency, and strong free cash flow conversion in excess of 105%.

**********
A more detailed breakdown of the Company’s 2026 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its third quarter 2026 financial results and updates to 2026 guidance at 10:00 a.m. ET on Thursday, November 5, 2026. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Product sales	$817,793	$739,094	$2,365,979	$2,164,750
Service sales	134,797	130,076	424,306	386,641
Total net sales	952,590	869,170	2,790,285	2,551,391

Cost of product sales	510,811	470,677	1,493,855	1,392,020
Cost of service sales	70,140	71,023	229,218	213,280
Total cost of sales	580,951	541,700	1,723,073	1,605,300

Gross profit	371,639	327,470	1,067,212	946,091

Research and development expenses	24,113	23,407	73,435	69,734
Selling expenses	48,603	40,559	139,161	122,248
General and administrative expenses	109,637	96,449	325,703	299,549
Restructuring expenses	1,364	804	2,791	2,797

Operating income	187,922	166,251	526,122	451,763

Interest expense	10,319	10,484	30,186	31,151
Other income, net	338	5,386	34,065	22,398

Earnings before income taxes	177,941	161,153	530,001	443,010
Provision for income taxes	(39,054)	(36,321)	(111,760)	(95,780)
Net earnings	$138,887	$124,832	$418,241	$347,230

Basic earnings per share	$3.79	$3.34	$11.36	$9.24
Diluted earnings per share	$3.77	$3.31	$11.31	$9.19

Dividends per share	$0.26	$0.24	$0.76	$0.69

Weighted-average shares outstanding:
Basic	36,688	37,430	36,822	37,582
Diluted	36,850	37,663	36,990	37,786

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$281,113	$371,345
Receivables, net	1,049,133	932,344
Inventories, net	715,849	615,097
Other current assets	119,703	99,688
Total current assets	2,165,798	2,018,474
Property, plant, and equipment, net	397,587	382,200
Goodwill	1,685,782	1,692,490
Other intangible assets, net	485,773	532,381
Operating lease right-of-use assets, net	207,687	198,603
Prepaid pension asset	353,863	333,547
Other assets	75,690	63,597
Total assets	$5,372,180	$5,221,292

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$200,000	$200,000
Accounts payable	303,528	310,303
Accrued expenses	267,616	242,942
Deferred revenue	643,502	561,452
Other current liabilities	106,078	90,870
Total current liabilities	1,520,724	1,405,567
Long-term debt	757,139	757,884
Deferred tax liabilities, net	163,467	154,002
Accrued pension and other postretirement benefit costs	67,350	71,417
Long-term operating lease liability	187,163	178,466
Other liabilities	116,787	120,382
Total liabilities	$2,812,630	$2,687,718

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	183,104	165,014
Retained earnings	4,700,977	4,310,680
Accumulated other comprehensive loss	(190,580)	(173,812)
Less: cost of treasury stock	(2,183,138)	(1,817,495)
Total stockholders' equity	$2,559,550	$2,533,574

Total liabilities and stockholders' equity	$5,372,180	$5,221,292

Curtiss-Wright Corporation, Page 10
Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and provide more relevant comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; (ii) costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period, as applicable; and (iii) and gains/losses associated with recording equity securities held for investment purposes at fair value.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2026			September 30, 2025			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$281,750	$—	$281,750	$247,985	$—	$247,985	14%	14%
Defense Electronics	258,988	—	258,988	253,159	—	253,159	2%	2%
Naval & Power	411,852	—	411,852	368,026	—	368,026	12%	12%

Total sales	$952,590	$—	$952,590	$869,170	$—	$869,170	10%	10%

Operating income (expense):
Aerospace & Industrial(2)	$53,397	$1,257	$54,654	$45,439	$570	$46,009	18%	19%
Defense Electronics(2)	69,933	—	69,933	$73,957	—	73,957	(5%)	(5%)
Naval & Power(1)(2)	76,295	107	76,402	57,721	3,532	61,253	32%	25%

Total segments	$199,625	$1,364	$200,989	$177,117	$4,102	$181,219	13%	11%
Corporate and other(2)	(11,703)	—	(11,703)	(10,866)	20	(10,846)	(8%)	(8%)

Total operating income	$187,922	$1,364	$189,286	$166,251	$4,122	$170,373	13%	11%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	19.0%		19.4%	18.3%		18.6%	70 bps	80 bps
Defense Electronics	27.0%		27.0%	29.2%		29.2%	(220 bps)	(220 bps)
Naval & Power	18.5%		18.6%	15.7%		16.6%	280 bps	200 bps
Total Curtiss-Wright	19.7%		19.9%	19.1%		19.6%	60 bps	30 bps

Segment margins	21.0%		21.1%	20.4%		20.8%	60 bps	30 bps

(1) Excludes first year purchase accounting adjustments in the prior year period.
(2) Excludes costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2025			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$804,434	$—	$804,434	$714,369	$—	$714,369	13%	13%
Defense Electronics	761,263	—	761,263	751,334	—	751,334	1%	1%
Naval & Power	1,224,588	—	1,224,588	1,085,688	—	1,085,688	13%	13%

Total sales	$2,790,285	$—	$2,790,285	$2,551,391	$—	$2,551,391	9%	9%

Operating income (expense):
Aerospace & Industrial(2)	$140,899	$2,359	$143,258	$114,367	$2,917	$117,284	23%	22%
Defense Electronics(2)	210,628	126	210,754	209,239	19	209,258	1%	1%
Naval & Power (1)(2)	207,091	306	207,397	160,000	9,734	169,734	29%	22%

Total segments	$558,618	$2,791	$561,409	$483,606	$12,670	$496,276	16%	13%
Corporate and other(2)	(32,496)	—	(32,496)	(31,843)	(8)	(31,851)	(2%)	(2%)

Total operating income	$526,122	$2,791	$528,913	$451,763	$12,662	$464,425	16%	14%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	17.5%		17.8%	16.0%		16.4%	150 bps	140 bps
Defense Electronics	27.7%		27.7%	27.8%		27.9%	(10 bps)	(20 bps)
Naval & Power	16.9%		16.9%	14.7%		15.6%	220 bps	130 bps
Total Curtiss-Wright	18.9%		19.0%	17.7%		18.2%	120 bps	80 bps

Segment margins	20.0%		20.1%	19.0%		19.5%	100 bps	60 bps

(1) Excludes first year purchase accounting adjustments in the prior year period.
(2) Excludes costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period.

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2026	September 30, 2025	% Change
Aerospace & Defense markets:
Aerospace Defense	$186,356	$161,162	16%
Ground Defense	95,800	96,789	(1%)
Naval Defense	271,523	245,906	10%
Commercial Aerospace	120,400	113,856	6%
Total Aerospace & Defense	$674,079	$617,713	9%

Commercial markets:
Power & Process	$164,684	$149,900	10%
General Industrial	113,827	101,557	12%
Total Commercial	$278,511	$251,457	11%

Total Curtiss-Wright	$952,590	$869,170	10%

	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025	% Change
Aerospace & Defense markets:
Aerospace Defense	$541,802	$480,471	13%
Ground Defense	287,342	291,568	(1%)
Naval Defense	784,662	707,078	11%
Commercial Aerospace	345,203	310,051	11%
Total Aerospace & Defense	$1,959,009	$1,789,168	9%

Commercial markets:
Power & Process	$505,429	$456,307	11%
General Industrial	325,847	305,916	7%
Total Commercial	$831,276	$762,223	9%

Total Curtiss-Wright	$2,790,285	$2,551,391	9%

Curtiss-Wright Corporation, Page 14

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Diluted earnings per share - As Reported	$3.77	$3.31	$11.31	$9.19
First year purchase accounting adjustments	—	0.07	—	0.20
(Gain)/loss on equity securities	0.14	—	(0.22)	—
Restructuring costs	0.03	0.02	0.06	0.06
Diluted earnings per share - Adjusted (1)	$3.94	$3.40	$11.15	$9.45

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 15
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period, and foreign currency fluctuations.

	Three Months Ended
	September 30,
	2026 vs. 2025
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	14%	18%	2%	(5%)	12%	32%	10%	13%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Restructuring	0%	2%	0%	0%	0%	0%	0%	0%
Foreign Currency	0%	1%	0%	(1%)	0%	0%	0%	1%
Organic	14%	21%	2%	(6%)	12%	32%	10%	14%

	Nine Months Ended
	September 30,
	2026 vs. 2025
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	13%	23%	1%	1%	13%	29%	9%	16%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Restructuring	0%	0%	0%	0%	0%	0%	0%	0%
Foreign Currency	(1%)	2%	0%	0%	0%	0%	0%	1%
Organic	12%	25%	1%	1%	13%	29%	9%	17%

Curtiss-Wright Corporation, Page 16
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$180,414	$192,838	$355,942	$290,658
Capital expenditures
Capital expenditure additions	(40,027)	(16,900)	(81,310)	(52,054)
Grant proceeds for capital expenditures	16,980	—	25,508	—
Net capital expenditures	(23,047)	(16,900)	(55,802)	(52,054)
Free cash flow	$157,367	$175,938	$300,140	$238,604
Free cash flow conversion	108%	137%	73%	67%

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2026 Guidance
As of November 4, 2026
($'s in millions, except per share data)

	2025 Reported (GAAP)	2025 Adjustments (Non-GAAP)(1)	2025 Adjusted (Non-GAAP)(1)	2026 Reported Guidance (GAAP)		2026 Adjustments (Non-GAAP)(2)	2026 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	Chg vs 2025 Adjusted
Sales:
Aerospace & Industrial	$977	$—	$977	$1,075	$1,088	$—	$1,075	$1,088	10 - 11%
Defense Electronics	1,019	—	1,019	1,055	1,075	—	1,055	1,075	4 - 6%
Naval & Power	1,503	—	1,503	1,665	1,678	—	1,665	1,678	11 - 12%
Total sales	$3,498	$—	$3,498	$3,795	$3,840	$—	$3,795	$3,840	8 - 10%

Operating income:
Aerospace & Industrial	$166	$4	$170	$193	$197	$6	$199	$203	17 - 19%
Defense Electronics	278	—	278	291	298	—	291	298	5 - 7%
Naval & Power	231	13	245	283	288	1	284	289	16 - 18%
Total segments	$675	$17	$693	$767	$783	$7	$774	$789
Corporate and other	(42)	—	(42)	(43)	(45)	—	(43)	(45)
Total operating income	$634	$17	$651	$724	$738	$7	$731	$744	12 - 14%

Interest expense	$(43)	$—	$(43)	$(41)	$(41)	$—	$(41)	$(41)
Other income, net	30	—	30	41	42	(10)	31	32
Earnings before income taxes	620	17	638	724	739	(3)	721	735
Provision for income taxes	(136)	(4)	(140)	(156)	(159)	1	(155)	(158)
Net earnings	$484	$14	$498	$568	$580	$(2)	$566	$577

Diluted earnings per share	$12.87	$0.36	$13.23	$15.48	$15.68	$(0.08)	$15.40	$15.60	16 - 18%
Diluted shares outstanding	37.6		37.6	36.9	36.9		36.9	36.9
Effective tax rate	21.9%		21.9%	21.5%	21.5%		21.5%	21.5%

Operating margins:
Aerospace & Industrial	17.0%		17.4%	18.0%	18.1%		18.5%	18.7%	110 - 130 bps
Defense Electronics	27.3%		27.3%	27.5%	27.7%		27.5%	27.7%	20 - 40 bps
Naval & Power	15.4%		16.3%	17.0%	17.2%		17.0%	17.2%	70 - 90 bps
Total operating margin	18.1%		18.6%	19.1%	19.2%		19.2%	19.4%	60 - 80 bps

Free cash flow(3)	$554	$—	$554	$595	$615	$—	$595	$615	8 - 11%

Notes: Amounts may not add due to rounding.
(1) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2026 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2026 Restructuring Program and gains/losses associated with recording equity securities held for investment purposes at fair value.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2026 Free Cash Flow guidance includes higher year-over-year growth in capital expenditures supporting growth and efficiency, and strong free cash flow conversion in excess of 105%.

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2026 Sales Growth Guidance by End Market
As of November 4, 2026

	2026 % Change vs. 2025 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	12 - 14%	14 - 16%	20%
Ground Defense	(4 - 6%)	(2 - 4%)	10%
Naval Defense	7 - 9%	9 - 11%	27%
Commercial Aerospace	10 - 12%	10 - 12%	13%
Total Aerospace & Defense	7 - 9%	8 - 10%	70%

Commercial Markets
Power & Process	13 - 15%	13 - 15%	19%
General Industrial	1 - 3%	3 - 5%	11%
Total Commercial	8 - 10%	8 - 10%	30%

Total Curtiss-Wright Sales	8 - 9%	8 - 10%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 19
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Nuclear Power, Process and Industrial markets. We leverage a workforce of approximately 9,300 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Forward-Looking Statements
Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “outlook,” “potential,” “predict,” “should,” “will,” as well as the negative of any of the foregoing or variations of such terms or comparable terminology, or by discussion of strategy. These statements are not historical facts and present management's estimates, expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Such forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission and include, but are not limited to, risks relating to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; failure of our subcontractors or suppliers to perform their contractual obligations; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date they were made, and we assume no obligation to update forward-looking statements to reflect actual results or changes in or additions to the factors affecting such forward-looking statements.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com